Exhibit 23.4

CONSENT OF INDEPENDENT EXPERTS

Marshall Miller & Associates, Inc. hereby consents to the incorporation by reference into this Registration Statement on Form S-3 of TECO Energy, Inc. (the “Company”) of the information contained in our audit report, dated as of January 26, 2006, regarding the coal reserves of the Company’s subsidiaries, the results of which audit are reflected in the Company’s Annual Report on Form 10-K.

Marshall Miller & Associates, Inc.

By:	/s/ K. Scott Kleim
Name:	K. Scott Kleim
Title:	President

March 6, 2006